UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2026

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3025 Clearview Way, San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GPRO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 19, 2026, GoPro, Inc. (the “Company”) announced leadership promotions to be effective as of March 17, 2026 (the “Effective Date”).

On February 19, 2026, the Company announced that the Board of Directors (the “Board”) of the Company has appointed Brian McGee, age 66, the Company’s current EVP, Chief Financial Officer and Chief Operating Officer, to assume the role of President & Chief Operating Officer effective at the close of business on the Effective Date. Brian McGee will continue to hold the Chief Operating Officer role. When Mr. McGee transitions to his role as President & Chief Operating Officer at the close of business on the Effective Date, Mr. McGee will vacate his position as Chief Financial Officer of the Company. Mr. McGee has served as the Company’s Chief Operating Officer since February 2020, and the Company’s Executive Vice President, Chief Financial Officer since February 2018 and Senior Vice President, Chief Financial Officer since March 2016. Mr. McGee served as the Company’s Vice President of Finance since September 2015, which included responsibility for financial planning, tax, treasury and risk management. From May 2011 to September 2015, Mr. McGee served in various positions at Qualcomm, including the Vice President of Business Operations. Mr. McGee holds a B.S. in Finance from California Polytechnic State University (1983) and a Certificate in Management Accounting (1989). The Company has not made any changes to Mr. McGee’s compensation arrangement in connection with his appointment into this new position. Mr. McGee will continue to participate in the equity incentive plans included in the Company’s most recent Definitive Proxy under the caption “Equity Compensation Plan Information” and such descriptions are hereby incorporated by reference into this Item 5.02.

The selection of Mr. McGee was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. McGee and any director or executive officer of the Company. Mr. McGee has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

On February 19, 2026, the Company announced that the Board of the Company has appointed Brian Tratt, age 42, the Company’s current Vice President, Finance, to serve as the Company’s Chief Financial Officer, effective at the close of business on the Effective Date, filling the position vacated by Mr. McGee, who transitions to President & Chief Operating Officer of the Company at the close of business on the Effective Date. Mr. Tratt has served as the Vice President, Finance since August 2024. Prior to that, Mr. Tratt served as Senior Director, FP&A from May 2020 to August 2024, Corporate Controller from April 2017 to May 2020, and Assistant Controller from November 2012 to April 2017. Prior to joining GoPro, Mr. Tratt spent six years at KPMG, San Francisco, most recently as Audit Manager. Mr. Tratt holds a M.S. in Accountancy and Financial Management and B.S. in Accountancy from the University of San Diego. In connection with Mr. Tratt’s new role, he will receive a base salary of $385,000 a year and he will be eligible to receive an annual discretionary bonus of up to 60% of his pro-rated salary. Mr. Tratt will be eligible to participate in the equity incentive plans included in the Company’s most recent Definitive Proxy under the caption “Equity Compensation Plan Information” and such descriptions are hereby incorporated by reference into this Item 5.02. Mr. Tratt has executed the Company’s standard form of Indemnity Agreement, a copy of which has been filed as Exhibit 10.01 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 19, 2014. Mr. Tratt has executed the Company’s standard form of Change in Control Severance Agreement, a copy of which has been filed as Exhibit 10.02 to the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2025.
The selection of Mr. Tratt was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Tratt and any director or executive officer of the Company. Mr. Tratt has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	February 19, 2026	By: /s/ Jason Stephen
Jason Stephen Senior Vice President, General Counsel